UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.__)

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PRINCIPIA BIOPHARMA INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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PRINCIPIA BIOPHARMA INC.

NOTICE OF 2020 VIRTUAL ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 9:00 a.m. Pacific Time on June 4, 2020

Dear Stockholder:

You are cordially invited to attend the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of PRINCIPIA BIOPHARMA INC., a Delaware corporation (“we” or “us” or the “Company”). This year, as part of our precautions regarding the coronavirus, or COVID-19, and our focus on the safety of our stockholders, employees, patients and partners, the Annual Meeting will be a completely virtual meeting. There will be no physical meeting location. The Annual Meeting will instead be conducted online via live webcast. We expect to resume an in-person meeting in 2021, assuming we can do so while protecting the health and well-being of participants. Although there will be no physical meeting location for this year’s Annual Meeting, we have taken steps to be sure that the live webcast of our meeting enables stockholders to listen, vote and submit questions from their home or any remote location that has internet connectivity. To participate in the Annual Meeting via live webcast, advance registration by Tuesday, June 2, 2020 at 2:00 p.m. Pacific Time at www.proxydocs.com/PRNB is required. The Annual Meeting will begin promptly at 9:00 a.m. Pacific Time on June 4, 2020 for the following purposes:

1.	To elect the two nominees named herein to serve as Class II directors;

2.	To ratify the Audit Committee of our Board of Directors’ selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020; and

3.	To conduct any other business properly brought before the Annual Meeting.

These items of business are more fully described in the Proxy Statement available at www.proxydocs.com/PRNB. A list of our stockholders of record will be available for review beginning ten days prior to the meeting at Principia Biopharma Inc., 220 East Grand Avenue, South San Francisco, California 94080. If you would like to view the list, please contact our Corporate Secretary to schedule an appointment by calling (650) 416-7700 or writing to our Corporate Secretary at the address above. In addition, the list will be available for inspection by stockholders on the virtual meeting website during the meeting.

Our Board of Directors has fixed April 7, 2020 as the record date for the Annual Meeting. Only stockholders of record at the close of business on that date are entitled to notice of and may vote at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held virtually on June 4, 2020 at 9:00 a.m. Pacific Time via live webcast.

The proxy statement and annual report to stockholders are available at www.proxydocs.com/PRNB. Your vote is important. Whether or not you plan to attend the Annual Meeting via webcast, we urge you to submit your vote via the internet, telephone or mail.

By Order of the Board of Directors,

/s/ Roy Hardiman

Roy Hardiman

Corporate Secretary

South San Francisco, California

April 24, 2020

You are cordially invited to attend our Annual Meeting via live webcast. Whether or not you expect to attend the virtual meeting, please vote over the telephone or the internet as instructed in these materials as promptly as possible in order to ensure your representation at the meeting, or if you receive a proxy card by mail upon request or as part of a second notice that we may choose to send, complete, date, sign and return such proxy. Even if you have voted by proxy, you may still submit your vote if you attend the virtual meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the virtual meeting, you must obtain a “Legal Proxy” issued in your name from that record holder.

PRINCIPIA BIOPHARMA INC.

220 East Grand Avenue

South San Francisco, CA 94080

PROXY STATEMENT

FOR THE 2020 VIRTUAL ANNUAL MEETING OF STOCKHOLDERS

To Be Held Via Webcast on June 4, 2020

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors of Principia Biopharma Inc. (sometimes referred to as the “Company” or “Principia”) is soliciting your proxy to vote at the 2020 virtual Annual Meeting of Stockholders via live webcast (the “Annual Meeting”), including at any adjournments or postponements of the meeting. All stockholders will have the ability to access our proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials.

We intend to mail the Notice on or about April 24, 2020 to all stockholders of record entitled to vote at the Annual Meeting. The Notice contains instructions on how to access our proxy statement and our annual report on Form 10-K, instructions on how to vote via the internet or by telephone, instructions on how to request a paper copy of our proxy materials by mail, and how to register to attend the Annual Meeting.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second Notice, on or after May 4, 2020.

What am I voting on?

There are two matters scheduled for a vote at the Annual Meeting:

•	Election of two directors (Proposal 1); and

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Ratification of the Audit Committee of our Board of Directors’ selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020 (Proposal 2).

How does the Board of Directors recommend I vote on these matters?

Our Board of Directors recommends a vote:

•	“FOR” the election of Dan Becker and Patrick Machado as Class II directors; and

•	“FOR” the ratification of the appointment of Ernst & Young as our independent registered public accounting firm for our fiscal year ending December 31, 2020.

How do I attend, participate in, and ask questions during the Annual Meeting?

As part of our precautions regarding the coronavirus or COVID-19, the Annual Meeting will be virtual and held solely by means of remote communication. There will be no physical meeting location. The meeting will be held

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via live webcast on Thursday, June 4, 2020 at 9:00 a.m. Pacific Time. To participate in the Annual Meeting via live webcast, you must register by Tuesday, June 2, 2020 at 2:00 p.m. Pacific Time (the “Registration Deadline”) at www.proxydocs.com/PRNB. Information on how to vote at the Annual Meeting is discussed below. Stockholders attending the Annual Meeting via webcast will be afforded the same rights and opportunities to participate as they would at an in-person meeting.

In order to register to attend the Annual Meeting, you will need to pre-register at www.proxydocs.com/PRNB prior to the Registration Deadline of June 2, 2020 at 2:00 P.M. Pacific Time using the control number located inside the shaded gray box on your Notice or proxy card (the “Control Number”), which is included in the Notice if you are a stockholder of record of shares of common stock, or included with your voting instruction card and voting instructions received from your broker, bank or other agent if you hold your shares of common stock in a “street name.”

After completion of your registration by the Registration Deadline, you will receive an email containing detailed instructions. On the day of the Annual Meeting, you will receive a second email including a unique link to access the Annual Meeting. We recommend that you log in a few minutes before 9:00 a.m. Pacific Time, to ensure you are logged in when the Annual Meeting starts. The webcast will open 15 minutes before the start of the Annual Meeting.

If you would like to submit a question, you may do so before or during the Annual Meeting. To submit your question before the start of the Annual Meeting, log in to www.proxydocs.com/PRNB using your Control Number, type in your question in the “Question for the Board or Management” field and click “Submit.” Alternatively, to submit your question during the Annual Meeting, log in to the meeting and use the question-and-answer feature inside the meeting portal.

To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, you will also find posted our rules of conduct for the Annual Meeting when you log in prior to its start. These rules of conduct will include the following guidelines:

•	You may submit questions and comments electronically through the meeting portal during the Annual Meeting.

•	Only stockholders of record as of the Record Date for the Annual Meeting and their proxy holders may submit questions or comments.

•	Please direct all questions to Martin Babler, our President and Chief Executive Officer.

•	Please include your name and affiliation, if any, when submitting a question or comment.

•	Limit each submission to one brief question or comment that is relevant to the Annual Meeting and/or our business.

•	Questions may be grouped by topic by our management.

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Questions may also be ruled as out of order if they are, among other things, irrelevant to our business, disorderly, repetitious of statements already made, or in furtherance of the speaker’s own personal, political or business interests.

•	Be respectful of your fellow stockholders and Annual Meeting participants.

•	No audio or video recordings of the Annual Meeting are permitted.

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What if I have technical difficulties or trouble accessing the virtual Annual Meeting?

We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting. If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be included in the access instructions you receive on the morning of the Annual Meeting. Technical support will be available starting at 8:45 a.m. Pacific Time on June 4, 2020.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 7, 2020 (the “Record Date”) will be entitled to vote at the Annual Meeting. On the Record Date, there were 33,048,958 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 7, 2020 your shares were registered directly in your name with the Company’s transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting or by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy over the telephone or on the internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time as instructed under “How do I vote?” below, to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 7, 2020 your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account by following the voting instructions your broker, bank or other nominee provides. You are also invited to attend the Annual Meeting via webcast provided you register to attend the Annual Meeting at www.proxydocs.com/PRNB by the Registration Deadline. To register, you will be asked to provide the Control Number as described in your Notice or proxy card. After completion of your registration by the Registration Deadline, you will receive further instructions by email, and on the morning of the Annual Meeting, you will receive a second email including a unique link to access the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid “Legal Proxy” from your broker, bank or other agent.

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

For Proposal 1, you may either vote “For” all the nominees for election to our Board of Directors or you may “Withhold” your vote for any nominee you specify. For Proposal 2, you may vote “For” or “Against” or abstain from voting.

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The procedures for voting are:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the internet or vote by proxy using a proxy card that you may request be sent to you, or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote via webcast even if you have already voted by proxy.

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To vote at the Annual Meeting, log in to the Annual Meeting through the link provided to you following registration, and follow the provided instructions. If you are not the stockholder of record (for example you hold your shares at a broker, bank or other agent), you may not vote your shares at the Annual Meeting unless you request and obtain a valid “Legal Proxy” from your broker, bank or other agent.

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To vote online, go to www.proxypush.com/PRNB to complete an electronic proxy card. You will be asked to provide the Control Number from the Notice you received. Your internet vote must be received by 9:00 a.m. Pacific Time on June 4, 2020 to be counted.

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To vote over the telephone, dial toll-free (866) 230-6364 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the Control Number from the Notice. Your telephone vote must be received by 9:00 a.m. Pacific Time on June 4, 2020 to be counted.

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To vote by mail using a proxy card, simply complete, sign and date the proxy card that may be delivered upon your request or in conjunction with a second Notice, and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from the Company. Please follow the voting instructions in the Notice to ensure that your vote is counted. To vote at the Annual Meeting, you must obtain a valid “Legal Proxy” from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact that organization to request a proxy form.

Internet proxy voting is provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 7, 2020.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote online, by telephone, by completing a proxy card or by participation via webcast at the Annual Meeting, your shares will not be voted.

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If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted as follows: “For” the election of both nominees for director, and “For” the ratification of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. Brokers, banks and other securities intermediaries may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine,” but not with respect to “non-routine” matters. In this regard, Proposal 1 is considered to be “non-routine,” meaning that your broker may not vote your shares on that proposal in the absence of your voting instructions. However, Proposal 2 is considered to be a “routine” matter, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 2.

If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

Who is paying for this proxy solicitation?

The Company will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice you receive to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet.

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You may send a timely written notice that you are revoking your proxy to the Company at: Principia Biopharma Inc., 220 East Grand Avenue, South San Francisco, California 94080, Attention: Corporate Secretary.

•	You may attend the Annual Meeting via webcast and vote. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

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Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

When are stockholder proposals and director nominations due for next year’s Annual Meeting?

Stockholders may present proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. To be considered for inclusion in the proxy materials for next year’s annual meeting of stockholders (the “2021 Annual Meeting”), your proposal must be submitted in writing by December 26, 2020, to our Corporate Secretary at 220 East Grand Avenue, South San Francisco, California 94080, provided, however, that if our 2021 Annual Meeting is held before May 5, 2021, or after July 4, 2021, then in accordance with Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the deadline is a reasonable amount of time prior to the date we begin to print and mail our proxy statement for the 2021 Annual Meeting. In addition, stockholder proposals must comply with all applicable requirements of Rule 14a-8.

Pursuant to Section 5(b)(iii) of our Amended and Restated Bylaws (the “Bylaws”), if you wish to submit a proposal (including a director nomination) at the 2021 Annual Meeting that is not to be included in next year’s proxy materials, you must do so no later than the close of business on March 6, 2021, nor earlier than the close of business on February 4, 2021, in writing to our Corporate Secretary at 220 East Grand Avenue, South San Francisco, California 94080; provided, however, that if our 2021 Annual Meeting is held before May 5, 2021, or after July 4, 2021, then the deadline is (a) no earlier than the close of business on the 120th day prior to the date of the 2021 Annual Meeting and (b) not later than the close of business on the later of (i) the 90th day prior to the 2021 Annual Meeting or (ii) the tenth day following the day on which public announcement of the date of such meeting is first made.

Pursuant to Section 5(d) of our Bylaws, in the event that the number of directors in the class of directors whose term shall expire at the 2021 Annual Meeting (the “Expiring Class”) is increased and we do not make any public announcement of (a) the appointment of a director to such class or (b) the vacancy in such class (if no appointment was made) at least ten days before the last day a stockholder may deliver a notice of nomination in accordance with our Bylaws, then a stockholder’s notice required by our Bylaws and which complies with the requirements in our Bylaws, other than the timing requirements in Section 5(b)(iii), shall also be considered timely, but only with respect to nominees for any new positions in such Expiring Class created by such increase, if it is received in writing by our Corporate Secretary at 220 East Grand Avenue, South San Francisco, California 94080, not later than the close of business on the tenth day following the day on which such public announcement is first made by us.

You are also advised to review our Bylaws, which contain a description of the information required to be submitted as well as additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, (a) for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes, and (b) with respect to other proposals, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Abstentions will be counted towards the vote total for Proposal 2, and will have the same effect as “Against” votes. Broker non-votes will have no effect and will not be counted towards the vote total for either proposal.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in street name does not give voting instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote on matters

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deemed to be “non-routine”, the broker, bank or other such agent cannot vote the shares. These un-voted shares are counted as “broker non-votes.” Proposal 1 is considered to be “non-routine” under applicable rules and we therefore expect broker non-votes to exist in connection with that proposal.

As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

How many votes are needed to approve each proposal?

For the election of directors, Proposal No. 1, the two nominees receiving the most “For” votes from the holders of shares present through virtual attendance or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” will affect the outcome.

To be approved, Proposal No. 2, ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020, must receive “For” votes from the holders of a majority of shares present through virtual attendance or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting through virtual attendance or represented by proxy. On the record date, there were 33,048,958 shares outstanding and entitled to vote. Thus, the holders of 16,524,480 shares must be present or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairperson of the meeting or the holders of a majority of the voting power of the shares present at the meeting or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What proxy materials are available on the internet?

The proxy statement and Annual Report on Form 10-K to stockholders are available at www.proxydocs.com/PRNB.

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PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes (Classes I, II and III) and currently has seven members. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

Currently there are two directors in Class II, and their term of office expires in 2020. Each of the two nominees listed below is currently a director of the Company. If elected at the Annual Meeting, each of these nominees would serve until the 2023 annual meeting of stockholders and until his successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal.

Directors are elected by a plurality of the votes of the holders of shares present or represented by proxy and entitled to vote on the election of directors. Accordingly, the two nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by the Company. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

The following is a brief biography of each nominee for director and each director whose term will continue after the Annual Meeting.

CLASS II NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2023 ANNUAL MEETING

Dan Becker, M.D., Ph.D. Dr. Becker, age 45, has served on our Board of Directors since January 2017. Dr. Becker joined Access Industries in 2019 as a Principal in the Biotechnology group. From 2015 to 2019, Dr. Becker was a Principal at New Leaf Venture Partners. From 2009 to 2015, Dr. Becker was a Principal at the Boston Consulting Group where he was a core member of their Health Care practice and led projects across the health care sector with an emphasis on biopharma R&D. From 2006 to 2009, Dr. Becker trained clinically in internal medicine and nephrology at Brigham and Women’s Hospital and Massachusetts General Hospital, and was a Research Fellow at Harvard Medical School. He obtained both his M.D. and Ph.D. (Cellular and Molecular Biology) from the University of Michigan, and received his B.S. in Physiology from the University of Illinois at Urbana-Champaign. We believe Dr. Becker is qualified to serve as a member of our Board of Directors due to his educational background in sciences, as well as financial understanding of the biotechnology industry gained from his management consulting and venture capital experience.

Patrick Machado. Mr. Machado, age 56, has served on our Board of Directors since June 2019. Mr. Machado co-founded Medivation Inc., a biopharmaceutical company, in 2003 and served as its Chief Financial Officer from its inception in September 2003 until his retirement in April 2014, and as its Chief Business Officer from December 2009 until his retirement in April 2014. He served as a member of Medivation’s board of directors from April 2014 until the company was acquired by Pfizer in September 2016. His earlier experience includes senior finance, legal and business development roles at ProDuct Health, Inc. and Chiron Corporation. Earlier in his career, Mr. Machado worked for Morrison & Foerster LLP, an international law firm and for the Massachusetts Supreme Judicial Court. He currently serves as a member of the board of directors for several biotechnology companies, including Adverum Biotechnologies, Inc., Chimerix, Inc., and Turning Point Therapeutics, Inc., and previously served on the board of directors of Endocyte, Inc. prior to its acquisition by Novartis. Mr. Machado received a J.D. from Harvard Law School and a B.A. and B.S. in German and

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Economics, respectively, from Santa Clara University. We believe Mr. Machado is qualified to serve as a member of our Board of Directors due to his operational and financial understanding of the biotechnology industry gained from his extensive experience as both an executive and board member.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” EACH NAMED CLASS II DIRECTOR NOMINEE.

CLASS III DIRECTORS CONTINUING IN OFFICE UNTIL THE 2021 ANNUAL MEETING

Alan B. Colowick, M.D., M.P.H. Dr. Colowick, age 58, has served on our Board of Directors since February 2017. He has served as our Chair since April 2019 and served as our Executive Chair from February 2017 to April 2019. Since 2017, Dr. Colowick has served as a partner at Sofinnova Investment, Inc. From 2010 to 2017, Dr. Colowick held various positions, including Executive Vice President, at Celgene Corporation. From 2008 to 2010, Dr. Colowick served as the Chief Executive Officer at Gloucester Pharmaceuticals, Inc. until its acquisition by Celgene Corporation in 2010. From 2006 to 2008, Dr. Colowick served as President, Oncology for Geron Corporation and from 2005 to 2006 was Chief Medical Officer of Threshold Pharmaceuticals. From 1999 to 2005, Dr. Colowick held various positions at Amgen Inc. Dr. Colowick currently serves on the boards of InCarda Therapeutics, Inc., Personalis, Inc., VelosBio, Inc., and XyloCor Therapeutics, and he previously served on the board of Human Longevity, Inc. from June 2016 to June 2019, on the board of Achaogen, Inc. from March 2015 to July 2017 and on the board of Dimension Therapeutics, Inc. from August 2015 to November 2017. Dr. Colowick completed specialty training in Hematology-Oncology at the Dana Farber Cancer Institute/Brigham and Women’s Hospital. Dr. Colowick received a B.S. in Molecular Biology from the University of Colorado, an M.D. from Stanford University and an M.P.H from Harvard University. We believe Dr. Colowick is qualified to serve as a member of our Board of Directors due to his educational background in sciences, as well as financial understanding of the biotechnology industry gained from his operational and investing experience.

Simeon George, M.D., M.B.A. Dr. George, age 43, has served on our Board of Directors since February 2011. Dr. George joined S.R. One, Limited in September 2007 as an Associate, later became Partner, and since February 2019 has served as Chief Executive Officer. From 2006 to 2007, Dr. George was a consultant at Bain & Company, and in 2004 he was an investment banker at Goldman Sachs and Merrill Lynch. Dr. George’s current directorships include BirdRock Bio, Inc., CRISPR Therapeutics, eFFECTOR Therapeutics, Inc., and Turning Point Therapeutics, Inc. Dr. George previously served on the boards of directors of HTG Molecular Diagnostics from June 2011 to October 2015 and Progyny, Inc. from June 2012 to October 2019. Dr. George received his B.A. in neuroscience from the Johns Hopkins University, where he graduated Phi Beta Kappa. He received his M.D. from the University of Pennsylvania School of Medicine and his M.B.A. (Mayer Scholar) from the Wharton School of the University of Pennsylvania. We believe Dr. George is qualified to serve as a member of our Board of Directors due to his educational background in sciences, as well as financial understanding of the biotechnology industry gained from his investing experience.

Shawn Tomasello. Ms. Tomasello, age 61, has served on our Board of Directors since August 2019. Ms. Tomasello brings more than 30 years of experience in the pharmaceutical and biotech industries. From 2015 to 2018, Ms. Tomasello was Chief Commercial Officer at immuno-oncology cell therapy company Kite Pharma, Inc., which was acquired by Gilead Sciences. Prior to this, she served as Chief Commercial Officer and oversaw the launch of Imbruvica at Pharmacyclics, Inc., which was subsequently acquired by AbbVie, Inc. Ms. Tomasello previously was President of the Americas, Hematology and Oncology at Celgene Corporation where she managed over $4 billion in product revenues and was instrumental in various global expansion and acquisition strategies. She also has held senior positions at Genentech, Pfizer Laboratories, Miles Pharmaceuticals and Procter & Gamble. She received an MBA from Murray State University and a B.S. in Marketing from the University of Cincinnati. We believe Ms. Tomasello is qualified to serve as a member of our Board of Directors due to her commercial and operational understanding of the biotechnology industry gained from her extensive experience as both an executive and board member.

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CLASS I DIRECTORS CONTINUING IN OFFICE UNTIL THE 2022 ANNUAL MEETING

Martin Babler. Mr. Babler, age 55, has served as our Chief Executive Officer since April 2011 and as our President and Chief Executive Officer since April 2019. From December 2007 to April 2011, Mr. Babler served as President and Chief Executive Officer of Talima Therapeutics, Inc., a pharmaceutical company. From 1998 to 2007, Mr. Babler held several positions at Genentech, Inc., a biopharmaceutical company, most notably as Vice President, Immunology Sales and Marketing. While at Genentech he also helped to build and led the Commercial Development organization and led the Cardiovascular Marketing organization. From 1991 to 1998, Mr. Babler was employed at Eli Lilly and Company, a pharmaceutical company, in positions focused on sales, sales management, global marketing and business development. Mr. Babler presently serves on the Emerging Companies Section and Health Section Governing Boards of the Biotechnology Innovation Organization, or BIO, and was a board member of ZS Pharma, Inc., a biotechnology company, until its sale to AstraZeneca Inc., a pharmaceutical company. Mr. Babler received a Swiss Federal Diploma in pharmacy from the Federal Institute of Technology in Zurich and completed the Executive Development Program at the Kellogg Graduate School of Management at Northwestern University. We believe that Mr. Babler is qualified to serve as a member of our Board of Directors based on the perspective and experience he brings as our President and Chief Executive Officer.

Shao-Lee Lin, M.D., Ph.D. Dr. Lin, age 53, has served on our Board of Directors since April 2019. From January 2018 to January 2020, Dr. Lin was Executive Vice President, Head of Research and Development and Chief Scientific Officer of Horizon Pharma plc, a biopharmaceutical company. Dr. Lin is an immunologist, rheumatologist and allergist with more than 20 years of academic and clinical research experience. Prior to Horizon, Dr. Lin was a corporate officer and Vice President, Therapeutic Areas, Development Excellence and International Development at AbbVie Inc., a pharmaceutical company, from March 2015 to December 2017. In that role, she led immunology, virology, neuroscience and general medicine, across on-market and pipeline compounds as well as international development across all therapeutic areas. Prior to AbbVie, Dr. Lin was Vice President, Inflammation and Respiratory Development at Gilead Sciences, Inc., a biopharmaceutical company, from July 2012 to February 2015. She also held leadership positions in immunology and other therapeutic areas while at Amgen, Inc., a biotechnology company. Dr. Lin received her medical degree and doctorate at the Johns Hopkins University School of Medicine and completed fellowships and post-doctoral work in rheumatology, allergy and immunology at the University of California San Diego and The Scripps Clinic and Research Institute. She received a Bachelor of Science in biochemistry and chemical engineering from Rice University. Dr. Lin has previously been on the faculty of Rockefeller University as a Clinical Scholar and also served as adjunct faculty at Cornell, University of California Los Angeles, Stanford and Northwestern medical schools. We believe that Dr. Lin is qualified to serve as a member of our Board of Directors based on her more than 20 years of academic and clinical research experience across multiple therapeutic areas.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board of Directors consults with the Company’s counsel to ensure that the Board of Directors’ determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent Nasdaq listing standards. Consistent with these considerations, after review of all relevant identified transactions or current or prior relationships between each director, or any of his or her family members, and the Company, its senior management or its independent auditors, and all other facts and circumstance deemed relevant, including beneficial ownership of our common stock, the Board of Directors has affirmatively determined that the following six directors are independent directors within the meaning of the applicable Nasdaq listing standards: Dr. Becker, Dr. Colowick, Dr. George, Dr. Lin, Mr. Machado and Ms. Tomasello. In making this determination, the Board of Directors found that none

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of these directors or nominees for director had a material or other disqualifying relationship with the Company. Mr. Babler is not an independent director by virtue of his service as our President and Chief Executive Officer. Accordingly, a majority of our directors are independent, as required under applicable Nasdaq rules.

BOARD LEADERSHIP STRUCTURE

The Board of Directors has an independent Chair, Dr. Colowick, who has authority, among other things, to call and preside over its meetings, including meetings of the independent directors, to set meeting agendas in consultation with other directors, our President and Chief Executive Officer, and our Corporate Secretary and to determine materials to be distributed to the Board of Directors. Accordingly, the Chair has substantial ability to shape the work of the Board of Directors. The Company believes that separation of the positions of Chair and Chief Executive Officer reinforces the independence of the Board of Directors in its oversight of the business and affairs of the Company. In addition, the Company believes that having an independent Chair creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board of Directors to monitor whether management’s actions are in the best interests of the Company and its stockholders. As a result, the Company believes that having an independent Chair can enhance the effectiveness of the Board of Directors as a whole.

ROLE OF THE BOARD OF DIRECTORS IN RISK OVERSIGHT

Risk is inherent with every business, and we face a number of risks, including strategic, financial, legal and compliance, regulatory, business and operational, political and reputational risks. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks the company faces. One of the key functions of our Board of Directors, as a whole and assisted by its committees, is informed oversight of the Company’s risk management. The Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through various standing committees that provide strategic oversight in their areas of focus. In its risk oversight role, our Board of Directors is responsible for monitoring and assessing risk exposure, determining the nature and level of risk appropriate for the Company, and satisfying itself that the risk management processes designed and implemented by management are functioning as designed.

In connection with the current outbreak of COVID-19 and related events, our Board of Directors is in regular contact with management and monitoring developments with respect to the pandemic and its current and potential impact on the Company.

The Audit Committee has the responsibility to assess our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including the framework and policies governing how risk assessment and risk management are undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to having oversight of the performance of our internal audit function. The Nominating and Corporate Governance Committee monitors senior executive succession planning and the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. The Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

At periodic meetings, our management reports to and seeks guidance from the Board of Directors and its committees with respect to the most significant risks that could affect our business, such as legal, compliance and regulatory risks, strategic risks, information security and privacy risks, and financial, tax and audit related risks. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board of Directors as promptly as possible. The Board of Directors has delegated to its lead independent director, Chair Dr. Colowick, the responsibility of coordinating between the Board of Directors and management with regard to the determination and implementation of responses to any problematic risk management issues.

11.

MEETINGS OF THE BOARD OF DIRECTORS

Our Board of Directors meets periodically during the year to review significant developments affecting us and to act on matters requiring its approval. Our Board of Directors met six times during our last fiscal year. The Audit Committee met five times during our last fiscal year. The Compensation Committee met three times during our last fiscal year. The Nominating and Corporate Governance Committee met two times during the last fiscal year. During our last fiscal year, each director attended 75% or more of the aggregate of the meetings of our Board of Directors and of the committees on which he or she served.

It is also our policy to invite and encourage directors and nominees for director to attend the Annual Meeting.

As required under applicable Nasdaq listing standards, in fiscal 2019, the Company’s independent directors met four times in regularly scheduled Board executive sessions at which only independent directors were present.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Members serve on these committees until their resignation or until otherwise determined by our Board of Directors. Our Board of Directors may establish other committees as it deems necessary or appropriate from time to time. Copies of the charters of each committee are available in the “Corporate Governance” section of our investor relations website at ir.principiabio.com/corporate-governance/committee-charters.

The table below provides membership and meeting information for the year ended December 31, 2019 for each of the standing committees.

Name	Audit	Compensation	Nominating and Corporate Governance
Martin Babler
Alan B. Colowick, M.D., M.P.H.		X*	X*
Dan Becker, M.D., Ph.D.	X
Simeon George, M.D., M.B.A.	X	X
Shao-Lee Lin, M.D., Ph.D.			X
Patrick Machado	X*
Shawn Tomasello		X
Total meetings in fiscal year 2019	5	3	2

* Designates Committee Chair

Changes in committee memberships and in the Audit Chair position throughout 2019 were disclosed in Current Reports on Form 8-K filed with the SEC.

Below is a description of each committee of our Board of Directors.

The Board of Directors has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

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Audit Committee

The Audit Committee consists of Mr. Machado, Dr. Becker and Dr. George. The Chair of the Audit Committee is Mr. Machado, who our Board of Directors has determined is an “audit committee financial expert” within the meaning of SEC regulations and “financially sophisticated” under Nasdaq rules. Our Board of Directors reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Audit Committee satisfy the independence requirements under Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards. Each member of the Audit Committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, the Board of Directors has examined each Audit Committee member’s scope of experience and the nature of their employment in the corporate finance sector.

Specific responsibilities of the Audit Committee include:

•	helping our Board of Directors oversee the Company’s corporate accounting and financial reporting processes;

•	managing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•

discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

•	overseeing legal, accounting and financial risk management;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•	reviewing related person transactions;

•

obtaining and reviewing a report by the independent registered public accounting firm, at least annually, that describes our internal quality control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

•	approving, or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm.

The Audit Committee operates under a written charter that satisfies applicable Nasdaq listing standards.

13.

Report of the Audit Committee of the Board of Directors(1)

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2019 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

The Audit Committee

Mr. Machado

Dr. Becker

Dr. George

(1)

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

The Compensation Committee consists of Dr. Colowick, Dr. George and Ms. Tomasello. The Chair of the Compensation Committee is Dr. Colowick. Our Board of Directors has determined that each of Dr. Colowick, Dr. George and Ms. Tomasello is independent under Rule 5605(d)(2) of the Nasdaq listing standards and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.

Specific responsibilities of the Compensation Committee include:

•	reviewing and approving the compensation of our Chief Executive Officer, other executive officers and senior management;

•	reviewing and recommending to our Board of Directors the compensation paid to our directors;

•	reviewing and approving the compensation arrangements with our executive officers and other senior management;

•	administering our equity incentive plans and other benefit programs;

•

reviewing, adopting, amending and terminating, incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management;

•	overseeing risk management in the area of compensation; and

•	reviewing and establishing general policies relating to compensation and benefits of our employees, including our overall compensation philosophy.

The Compensation Committee operates under a written charter that satisfies applicable Nasdaq listing standards.

14.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets at least twice annually and with greater frequency if necessary. The Compensation Committee also acts periodically by unanimous written consent in lieu of a formal meeting. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with management. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants, may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in its meetings. The President and Chief Executive Officer may not participate in, or be present during, any formal deliberations or determinations of the Compensation Committee regarding his compensation. The charter of the Compensation Committee grants it full access to all books, records, facilities and personnel of the Company. In addition, under its charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties.

Under its charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration certain factors prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisors engaged for the purpose of advising it. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including approving the consultant’s reasonable fees and other retention terms. In 2019, the Compensation Committee was assisted by its compensation consultant Radford, part of AON plc.

Historically, the Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first quarter of each year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires and promotions, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises of two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the President and Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to it by our President and Chief Executive Officer. In the case of the President and Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. Mr. Babler was not present for the discussions of the Compensation Committee regarding his performance and compensation. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, Company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of Radford, the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other peer group companies identified by Radford.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is currently, or has been at any time, one of our officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or the Compensation Committee.

15.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of Dr. Colowick and Dr. Lin. The Chair of the Nominating and Corporate Governance Committee is Dr. Colowick. Our Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent under Rule 5605(a)(2) of the Nasdaq listing standards, is a non-employee director, and is free from any relationship that would interfere with the exercise of his or her independent judgment.

Specific responsibilities of the Nominating and Corporate Governance Committee include:

•	identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on our Board of Directors;

•	considering and making recommendations to our Board of Directors regarding the composition and chairmanship of the committees of our Board of Directors;

•	instituting plans or programs for the continuing education of our Board of Directors and orientation of new directors;

•	reviewing, evaluating and recommending to our Board of Directors succession plans for our executive officers;

•	developing and making recommendations to our Board of Directors regarding our corporate governance guidelines and matters; and

•	overseeing periodic evaluations of the Board of Directors’ performance, including committees of the Board of Directors.

The Nominating and Corporate Governance Committee operates under a written charter that satisfies applicable Nasdaq listing standards.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment, having a diverse personal background, perspective and experience and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board of Directors, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Board of Directors and the Company, to maintain a balance of knowledge, experience and capability.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Committee also takes into account the results of the Board of Directors’ self-evaluation, conducted periodically on a group and individual basis. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but

16.

may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board of Directors.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board of Directors may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: Principia Biopharma Inc., Attn: Corporate Secretary, 220 East Grand Avenue, South San Francisco, California 94080 not less than six months prior to any meeting at which directors are to be elected or at least 120 days prior to the anniversary date of the mailing of the Company’s proxy statement for the last annual meeting of stockholders. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of the Company’s stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Our Board of Directors has adopted a formal process by which stockholders may communicate with our Board of Directors or any of its individual directors. Stockholders who wish to communicate with our Board of Directors may do so by sending written communications addressed to Principia Biopharma Inc., Attn: Chief Financial Officer, 220 East Grand Avenue, South San Francisco, California 94080. These communications will be reviewed by our Chief Financial Officer, who will determine whether the communication should be presented to the Board of Directors. The purpose of this screening is to allow the Board of Directors to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications). The screening procedure has been approved by a majority of the independent directors. All communications directed to the Audit Committee in accordance with the Company’s Whistleblower Policy for Reporting Complaints Regarding Accounting and Auditing Matters that relate to questionable accounting or auditing matters involving the Company will be promptly and directly forwarded to the Audit Committee.

CODE OF BUSINESS CONDUCT AND ETHICS AND CORPORATE GOVERNANCE GUIDELINES

Our Board of Directors has adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees. Our Board of Directors has also adopted a set of Corporate Governance Guidelines that establish the corporate governance policies pursuant to which our Board of Directors intends to conduct its oversight of the business of the Company in accordance with its fiduciary responsibilities. Our Code of Business Conduct and Ethics and our Corporate Governance Guidelines are available in the “Corporate Governance” section of our investor relations website at ir.principiabio.com/investors on the “Compliance Documents” and “Governance Documents” tabs, respectively. We plan to disclose future amendments to certain provisions of our Code of Business Conduct and Ethics, or waivers of provisions applicable to any principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and our directors, in either a Current Report on Form 8-K filing with the SEC or on our investor relations website.

17.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 and has further directed that management submit its selection for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company’s financial statements since 2013. Representatives of Ernst & Young LLP are expected to attend the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm. However, the Audit Committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2019 and 2018, by Ernst & Young LLP, the Company’s principal accountant.

	Fiscal Year Ended
	2019	2018
	(in thousands)
Audit Fees(1)	$788	$1,478
Audit-related Fees	-	-
Tax Fees	-	22
All Other Fees	-	-

Total Fees	$788	$1,500

(1)

Audit fees consist of fees billed for professional services provided in connection with the audit of our annual consolidated financial statements, the review of our quarterly condensed consolidated financial statements, and audit services that are normally provided by an independent registered public accounting firm in connection with regulatory filings and equity offerings, including comfort letters, consents and review of documents filed with the SEC. All fees described above were pre-approved by the Audit Committee.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has adopted a policy and procedure for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, Ernst & Young LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

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The Audit Committee has determined that the rendering of services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

19.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of February 29, 2020 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.

The percentage of shares beneficially owned shown in the table is based on 33,030,406 shares of common stock outstanding as of February 29, 2020 (which number includes 22,977 shares of issued and outstanding restricted common stock that were subject to repurchase as of February 29, 2020). In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares of our common stock subject to options held by such person that are currently exercisable or exercisable within 60 days of February 29, 2020. However, we did not deem such shares of our common stock outstanding for the purpose of computing the percentage ownership of any other person.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares. This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G and Forms 3, 4 and 5 filed with the SEC.

Except as otherwise noted below, the address for persons listed in the table is c/o Principia Biopharma Inc., 220 East Grand Avenue, South San Francisco, California 94080.

	Beneficial Ownership
Beneficial Owner	Number of Shares	Percent of Total
5% or greater stockholders:
FMR LLC(1)	4,917,932	14.89%
S.R. One, Limited(2)	3,030,817	9.16%
Redmile Group, LLC(3)	2,722,388	8.24%
Entities affiliated with Wellington Management Group LLP(4)	2,072,070	6.27%
Entities affiliated with Cormorant Funds(5)	1,990,922	6.03%
BlackRock, Inc.(6)	1,870,957	5.66%
Entities affiliated with Baker Bros. Advisors LP(7)	1,808,684	5.47%
Entities affiliated with BVF Partners L.P.(8)	1,716,734	5.20%
Named executive officers and directors:
Martin Babler(9)	822,660	2.44%
David Goldstein(10)	210,335	*
Dolca Thomas(11)	91,015	*
Dan Becker(12)	686,939	2.08%
Alan Colowick(13)	82,063	*
Simeon George(14)	3,030,817	9.16%
Shao-Lee Lin(15)	15,358	*
Patrick Machado(16)	14,220	*
Shawn Tomasello(17)	4,550	*
All current executive officers and directors as a group (12 persons)(18)	5,548,176	16.01%

*    Represents beneficial ownership of less than one percent.

20.

(1)

This information is based solely on a Schedule 13G filed February 7, 2020 with the SEC. FMR LLC, or FMR, has sole voting power with respect to 340,892 shares of common stock and sole dispositive power with respect to 4,917,932 shares of common stock. One or more other persons are known to have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, such shares. Includes shares beneficially owned by FIAM LLC, Fidelity Institutional Asset Management Trust Company, Fidelity Personal Trust Company, FSB, FMR Co., Inc. and STRATEGIC ADVISERS LLC. FMR Co., Inc. beneficially owns 5% or greater of the outstanding shares reported on the Schedule 13G. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR. Members of the Johnson family, including Ms. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, representing 49% of the voting power of FMR. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR. Neither FMR nor Ms. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (together, the Fidelity Funds) advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address of FMR is 245 Summer Street, Boston, MA 02210.

(2)

This information is based solely on a Schedule 13D filed with the SEC on February 14, 2020. Consists of: (i) 2,982,855 shares of common stock held by SR One, Limited, or SR One, (ii) 28,623 shares of common stock issuable to SR One pursuant to warrants exercisable within 60 days of February 29, 2020 and (iii) 19,339 shares of common stock issuable under outstanding stock options exercisable within 60 days of February 29, 2020 held by Simeon J. George as director’s compensation. SR One is an indirect wholly owned subsidiary of GlaxoSmithKline plc. Dr. George, a member of our board of directors, is a partner at SR One and, therefore, may be deemed to have a pecuniary interest over these shares. Dr. George disclaims beneficial ownership of the shares held of record by SR One except to the extent of his pecuniary interest therein. The address for SR One is 161 Washington Street, Suite 500, Conshohocken, PA 19428.

(3)

This information is based solely on a Schedule 13G filed with the SEC on February 14, 2020. Consists of 2,722,388 shares of common stock held by certain private investment vehicles and/or separately managed accounts managed by Redmile Group, LLC, or Redmile, which shares may be deemed beneficially owned by Redmile as investment manager of such private investment vehicles and/or separately managed accounts. Jeremy C. Green is the principal of Redmile, and each of Redmile and Mr. Green disclaim beneficial ownership of these shares, except to the extent of its or his pecuniary interest in such shares, if any. The address for Redmile and Mr. Green is One Letterman Drive, Building D, Suite D3-300, The Presidio of San Francisco, San Francisco, California 94129.

(4)

This information is based solely on a Schedule 13G filed with the SEC on February 14, 2020. Each of Wellington Management Group LLP, or Wellington Parent, Wellington Group Holdings LLP, or Wellington Holdings, and Wellington Investment Advisors Holdings LLP, or Wellington Advisors, has shared voting power with respect to 1,901,944 shares of common stock and shared dispositive power with respect to 2,072,070 shares of common stock. Wellington Management Company LLP has shared voting power with respect to 1,878,630 shares of common stock and shared dispositive power with respect to 1,982,081 shares of common stock. 2,072,070 shares of common stock are beneficially held by the following subsidiaries of Wellington Parent: Wellington Holdings, Wellington Advisors and Wellington Management Global Holdings, Ltd.; and one or more of the following investment advisers (together, the Wellington Investment Advisors): Wellington Management Company LLP , Wellington Management Canada LLC, Wellington Management Singapore Pte Ltd, Wellington Management Hong Kong Ltd, Wellington Management International Ltd, Wellington Management Japan Pte Ltd, and Wellington Management Australia Pty Ltd. 2,072,070 shares of common stock are owned of record by clients of the Wellington Investment Advisers. Wellington Advisors controls directly, or indirectly through Wellington Management Global Holdings, Ltd., the Wellington Investment Advisers. Wellington Advisors is owned by Wellington Holdings. Wellington Holdings is owned by Wellington Parent. The address of Wellington Parent, Wellington Holdings, Wellington Advisors and Wellington Management Company LLP is c/o Wellington Management Company LLP, 280 Congress Street, Boston, Massachusetts 02210.

(5)

This information is based solely on a Schedule 13G filed with the SEC on February 14, 2020. Consists of: (i) 1,990,922 shares of common stock beneficially owned by Cormorant Asset Management, LP, or CAM, (ii) 935,614 shares of common stock held by Cormorant Global Healthcare Master Fund, LP, or Master Fund (iii) 450,429 shares of common stock held by Cormorant Private Healthcare Fund I, LP, or Fund I, and (iv) 540,493 shares of common stock held by Cormorant Private Healthcare Fund II, LP, or Fund II. Cormorant Global Healthcare GP, LLC, or Global GP, Cormorant Private Healthcare GP, LLC, or Private GP, and Cormorant Private Healthcare GP II, LLC, or Private GP II serve as the general partners of the Master Fund, Fund I and Fund II, respectively. CAM serves as the investment manager to the Master Fund, Fund I, Fund II and a managed account. Bihua Chen is the sole managing member of each of Global GP, Private GP and Private GP II, is the general partner of CAM and may be deemed to have sole voting and investment power of the securities held by the Master Fund, Fund I and Fund II. The address of the Master Fund, Fund I, Fund II and CAM is 200 Clarendon Street, 52nd Floor, Boston, MA 02116.

(6)

This information is based solely on a Schedule 13G filed with the SEC on February 7, 2020. BlackRock, Inc., or BlackRock, in its capacity as a parent holding company of various subsidiaries or control person, has sole voting power with respect to 1,820,117 shares of common stock and sole dispositive power with respect to 1,870,957 shares of common stock which are held by the following of its subsidiaries: BlackRock Advisors, LLC, BlackRock Capital Management, Inc., BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock

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Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock (Luxembourg) S.A. and BlackRock Fund Advisors. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.
(7)

This information is based solely on a Schedule 13G filed with the SEC on February 14, 2020. Consists of: (i) 667, L.P., or 667, (164,446 shares of common stock and 1,903 shares of common stock issuable pursuant to warrants exercisable within 60 days of February 29, 2020) and (ii) Baker Brothers Life Sciences, L.P., or BBLS (together with 667, the BBA Funds), (1,623,511 shares of common stock and 18,824 shares of common stock issuable pursuant to warrants exercisable within 60 days of February 29, 2020). Baker Bros. Advisors LP, or BBA, is the management company and investment adviser to the BBA Funds and has sole voting and investment power with respect to the shares held by the BBA Funds. Baker Bros. Advisors (GP) LLC, or BBA-GP, is the sole general partner of BBA. The managing members of BBA-GP are Julian C. Baker and Felix J. Baker. Julian C. Baker and Felix J. Baker have voting and investment power over the shares held by each of the BBA Funds. Julian C. Baker, Felix J. Baker, BBA and BBA-GP disclaim beneficial ownership of all shares held by the BBA Funds, except to the extent any such person actually exercises voting or dispositive power with respect to such shares. The address for BBA, BBA-GP and the BBA Funds is 860 Washington Street, 3rd Floor, New York, NY 10014.

(8)

This information is based solely on a Schedule 13G filed with the SEC on February 14, 2020. Consists of: (i) 1,716,734 shares of common stock beneficially owned by BVF Partners L.P., or Partners, (i) 866,814 shares of common stock held by Biotechnology Value Fund, L.P., or BVF, (ii) 679,147 shares of common stock held by Biotechnology Value Fund II, L.P., or BVF2, (iii) 118,362 shares of common stock held by Biotechnology Value Trading Fund OS LP, or Trading Fund OS and (iv) 52,411 shares of common stock held in a certain Partners managed account, or the Partners Managed Account. BVF I GP LLC, or BVF GP, BVF II GP LLC, or BVF2 GP, and BVF Partners OS Ltd., or Partners OS, is the general partner of BVF, BVF2 and Trading Fund OS, respectively. BVF GP Holdings LLC, or BVF GPH, is the sole member of each of BVF GP and BVF2 GP. Partners is the investment manager of BVF, BVF2 and Trading Fund OS, and the sole member of Partners OS. BVF Inc. is the general partner of Partners, and Mark N. Lampert is a director and officer of BVF Inc. BVF GP disclaims beneficial ownership of the shares beneficially owned by BVF, BVF2 GP disclaims beneficial ownership of the shares beneficially owned by BVF2, Partners OS disclaims beneficial ownership of the shares beneficially owned by Trading Fund OS, BVF GPH disclaims beneficial ownership of the shares beneficially owned by BVF and BVF2, and each of Partners, BVF Inc. and Mr. Lampert disclaims beneficial ownership of the shares beneficially owned by BVF, BVF2, Trading Fund OS, and the Partners Managed Account. The address of BVF, BVF GP, BVF2, BVF2 GP, BVF GPH, Partners, BVF Inc. and Mr. Lampert is 44 Montgomery St. 40th Floor, San Francisco, California, 94104. The address of Trading Fund OS and Partners OS is PO Box 309 Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(9)

Consists of: (i) 749,871 shares of common stock issuable under outstanding stock options exercisable within 60 days of February 29, 2020 held by Mr. Babler, individually, (ii) 54,179 shares of common stock held by the Babler Trust Agreement Dated October 25, 2006, (iii) 18,355 shares of common stock held by Mr. Babler, as custodian for his minor children and (iv) 255 shares underlying warrants to purchase common stock that are exercisable within 60 days of February 29, 2020 held by Mr. Babler, as custodian for his minor children. The address for Mr. Babler, individually, and as custodian is 220 East Grand Avenue, South San Francisco, CA 94080.

(10)	Consists of: (i) 30,968 shares of common stock and (ii) 179,367 shares of common stock issuable under outstanding stock options exercisable within 60 days of February 29, 2020.
(11)	Consists of: (i) 494 shares of common stock and (ii) 90,521 shares of common stock issuable under outstanding stock options exercisable within 60 days of February 29, 2020.
(12)

Consists of: (i) 667,000 shares of common stock held by AI Biotechnology LLC (AIB) and (ii) 19,339 shares of common stock issuable under outstanding stock options exercisable within 60 days of February 29, 2020 held by Dr. Becker.

(13)	Includes 82,063 shares of common stock issuable under outstanding stock option exercisable within 60 days of February 29, 2020.
(14)

Consists of: (i) 2,982,855 shares of common stock held by SR One, (ii) 19,339 shares issuable under outstanding stock options exercisable within 60 days of February 29, 2020 and (iii) 28,623 shares underlying warrants to purchase common stock that are exercisable within 60 days of February 29, 2020.

(15)	Includes 15,358 shares of common stock issuable under outstanding stock options exercisable within 60 days of February 29, 2020.
(16)	Includes 14,220 shares of common stock issuable under outstanding stock options exercisable within 60 days of February 29, 2020.
(17)	Includes 4,550 shares of common stock issuable under an outstanding stock option exercisable within 60 days of February 29, 2020.
(18)

Consists of: (i) 3,916,947 shares of common stock, (ii) 1,602,351 issuable under outstanding stock options exercisable within 60 days of February 29, 2020 and (iii) 28,878 shares underlying warrants to purchase common stock that are exercisable within 60 days of February 29, 2020.

22.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

DELINQUENT SECTION 16(A) REPORTS

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2019 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with except that one report, covering one transaction, was filed late by each of Mr. Babler, Mr. Chai, Dr. Goldstein, Mr. Hardiman, Dr. Thomas and Ms. Wolff in March 2019.

23.

EXECUTIVE OFFICERS

The following is information for our executive officers and key employee, as of the date of this proxy statement:

Name	Age	Position
Executive Officers:
Martin Babler	55	President, Chief Executive Officer and Director
Dolca Thomas, M.D.	49	Chief Medical Officer
David M. Goldstein, Ph.D.	54	Chief Scientific Officer
Christopher Y. Chai	54	Chief Financial Officer
Roy Hardiman	60	Chief Business Officer
Stefani A. Wolff	58	Chief Development Officer
Key Employee:
Ken A. Brameld, Ph.D.	48	Vice President of Drug Discovery

Biographical information for Martin Babler is included above with the director biographies under the caption “Election of Directors.”

Dolca Thomas, M.D. Dr. Thomas has served as our Chief Medical Officer since October 2018. From June 2016 to September 2018, Dr. Thomas was Vice President and Global Head of Translational Medicine for Immunology, Inflammation, and Infectious Disease at Roche Group, where she was responsible for advancing multiple product candidates through clinical development. Prior to Roche, Dr. Thomas held roles of increasing responsibility at Pfizer from 2012 to May 2016, including Vice President of Clinical Development and Clinical Immunophenotyping, and Vice President and Chief Development Officer of the Biosimilars Research and Development Unit where she was responsible for all stages of development of multiple assets. From 2008 to 2012, Dr. Thomas began her industry career at Bristol-Myers Squibb as Director of Global Clinical Development in Immunology, where she was involved in the development and approval of belatacept. Prior to her career in drug development, Dr. Thomas was a faculty member at Weill Cornell Medicine’s Department of Nephrology and Transplantation Medicine. Dr. Thomas received her B.A. in sociology and her M.D. from Cornell University.

David M. Goldstein, Ph.D. Dr. Goldstein has served as our Chief Scientific Officer since March 2016. He is a named inventor of 43 patents, the author of more than 40 scientific publications, and a recognized expert in drug discovery for autoimmune diseases and cancer. Prior to his current role, Dr. Goldstein was our Senior Vice President and Head of Drug Discovery. This role included the crafting of the scientific and business strategy for the company’s launch in 2011. Prior to joining us, from 1994 to 2011, Dr. Goldstein held positions of increasing responsibility at Roche including Senior Director, Medicinal Chemistry and Head of Inflammation Chemistry. Dr. Goldstein received his B.A. in Chemistry from Franklin and Marshall College and his Ph.D. in Chemistry from the University of Virginia.

Christopher Y. Chai. Mr. Chai has served as our Chief Financial Officer since December 2013. From 2006 until its sale to Allergan, Inc., a pharmaceutical company, in 2013, Mr. Chai served in various roles at MAP Pharmaceuticals, Inc., a biopharmaceutical company, most recently as its Senior Vice President and Chief Financial Officer. From 1998 to 2006, Mr. Chai was employed by CV Therapeutics, Inc., a biopharmaceutical company, where he held various management positions, including Vice President of Treasury and Investor Relations. From 1988 to 1998, Mr. Chai worked at J.P. Morgan & Co. Incorporated in various capacities, including as a healthcare investment banker. Mr. Chai received his B.S. in operations research and industrial engineering from Cornell University.

Roy Hardiman. Mr. Hardiman has served as our Chief Business Officer since January 2015. From 2010 to 2012, Mr. Hardiman was a director of Pharmacyclics Inc., a biopharmaceutical company, and chaired its Nominating and Corporate Governance Committee. From 1990 to 2009, Mr. Hardiman held leadership positions at Genentech, Inc., including Vice President of Alliance Management, Vice President, Corporate Law and Assistant

24.

Secretary, and Director and Far East Representative, Business Development. In these roles, Mr. Hardiman had accountability for all Genentech alliances, including the alliance with Roche, joint leadership of the Merger Transition Team for Partnering and the Roche/Genentech Joint Business Committee. Mr. Hardiman also led all Genentech corporate law matters, including the legal relationship with Roche. Mr. Hardiman chaired the Commercial Compliance Committee and the Environmental Sustainability and Compliance Committee at Genentech. From 1987 to 1990, Mr. Hardiman was an attorney at Morrison & Foerster LLP. Mr. Hardiman received his B.A. in pharmacology and his M.A. in biology from University of California, Santa Barbara, and his J.D. from University of California, Los Angeles School of Law. From 2009 to the present, Mr. Hardiman has been a co-owner of Woodlands Store Inc., a private, high-end grocer in the San Francisco Bay Area. Mr. Hardiman serves on the Board of Trustees of the University of California, Santa Barbara Foundation, and on the Board of Woodlands Store Inc.

Stefani A. Wolff. Ms. Wolff has served as our Chief Development Officer since August 2018, and prior to that, as our Senior Vice President of Strategy and Operations since January 2017. From May 2016 to January 2017, Ms. Wolff conducted work for us as a principal at BioPharma Consultancy, a biotechnology consulting firm. From May 2013 to December 2015, Ms. Wolff was Vice President of Development and held leadership positions at Onyx Pharmaceuticals, Inc., a pharmaceutical company. From 2011 to 2013, Ms. Wolff worked as a private consultant for Pharmacyclics and Onyx. From 1997 to 2010 she held various roles at Genentech within commercial, project team leadership, portfolio management, development and operations where she built the oncology business unit, launched Rituxan, led oncology commercial development, including Avastin and Tarceva, and oversaw Genentech’s B cell franchise portfolio. From 1989 to 1997, Ms. Wolff served in various positions at Eli Lilly, including work on Reopro, Gemzar and Evista. Ms. Wolff received her B.A. in chemistry and her Pharmacy degree from the University of North Carolina.

Key Employee

Ken A. Brameld, Ph.D. Dr. Brameld has served as our Vice President of Drug Discovery since July 2015. From March 2012 to July 2015, Dr. Brameld was our Executive Director of Research Technologies and from February 2011 until March 2012 was our Senior Director of Computational Chemistry. From May 2006 to April 2010, Dr. Brameld held the positions of Computational Chemistry Group Leader and Principal Research Scientist at Roche. His previous experience includes senior scientific positions at leading biopharmaceutical companies, including Celera Corporation, Array Biopharma and Scios, Inc. Dr. Brameld received his B.S. in chemistry from the University of Washington and his Ph.D. in chemistry from the California Institute of Technology.

25.

EXECUTIVE COMPENSATION

This section discusses the material components of the executive compensation program for our executive officers who are named in the “Summary Compensation Table” below. In 2019, our “named executive officers” and their positions were as follows:

•	Martin Babler, our President and Chief Executive Officer(1);

•	Dolca Thomas, M.D., our Chief Medical Officer; and

•	David M. Goldstein, Ph.D., our Chief Scientific Officer.

(1)	Mr. Babler served as our Chief Executive Officer prior to April 2019 and was appointed as our President and Chief Executive Officer in April 2019.

SUMMARY COMPENSATION TABLE FOR FISCAL 2019 AND FISCAL 2018

The following table presents all of the compensation awarded to or earned by or paid to our named executive officers during the fiscal years ended December 31, 2019 and 2018.

Name and Principal Position	Year	Salary	Bonus(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation	Total
Martin Babler	2019	$556,213	$—	$4,094,062	$417,160	$1,032(4)	$5,068,467
President and CEO(5)	2018	447,128	40,684(6)	1,530,838	302,000	522(7)	2,321,172

Dolca Thomas	2019	428,400	—	1,584,798	224,910	375(8)	2,238,483
Chief Medical Officer	2018	82,923(9)	50,000(10)	3,312,266	130,000	103,904(11)	3,679,093

David M. Goldstein	2019	412,000	—	1,584,798	240,000	1,798(12)	2,238,596
Chief Scientific Officer(13)

(1)	Amounts reported represent bonuses awarded at the discretion of our Board of Directors.

(2)

In accordance with SEC rules, this column reflects the aggregate fair value of the option awards granted during the applicable year, computed as of their respective grant dates in accordance with FASB ASC 718. The valuation assumptions used in calculating the fair value of the stock options are discussed in Note 10 to our audited consolidated financial statements, included in our Annual Report on Form 10-K for the year ended December 31, 2019. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.

(3)

Amounts in this column reflect annual bonuses earned during the respective year and calculated by multiplying the named executive officer’s annual base salary, target bonus percentage and the percentage attainment of the corporate goals established by the Board of Directors for such year. See “Narrative to Summary Compensation Table – Annual Bonuses” for additional information.

(4)	Amount reported represents a $1,032 life insurance premium paid by us.

(5)	Mr. Babler served as our Chief Executive Officer prior to April 2019 and was appointed as our President and Chief Executive Officer in April 2019.

(6)	Amount reported represents a cash bonus of $40,684.

(7)	Amount reported represents a $522 life insurance premium paid by us.

(8)	Amount reported represents a $375 life insurance premium paid by us.

(9)	Dr. Thomas’s 2018 salary reflects a partial year of employment, as she commenced her employment with the Company on October 22, 2018.

26.

(10)	Amount reported represents a $50,000 sign-on bonus.

(11)	Amount reported represents $65,516 reimbursement for housing and other living expenses, $38,328 reimbursement for relocation and a $60 life insurance premium payment.

(12)	Amount reported represents $1,200 provided under the Company’s mobile device use reimbursement program, plus a $598 life insurance premium payment.

(13)	Dr. Goldstein was not a named executive officer for 2018. As a result his compensation for that year has been omitted pursuant to applicable SEC rules and regulations.

NARRATIVE TO SUMMARY COMPENSATION TABLE

We review compensation annually for all employees, including our executives. In setting executive base salaries and bonuses and granting equity incentive awards, we consider compensation for comparable positions in the market, the historical compensation levels of our executives during their tenure with us, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders, and a long-term commitment to our company. We do not target a specific competitive position or a specific mix of compensation among base salary, bonus or long-term incentives.

Our Board of Directors or its Compensation Committee has historically determined our executives’ compensation. The Compensation Committee typically reviews and discusses management’s proposed compensation with the President and Chief Executive Officer for all executives other than the President and Chief Executive Officer. Based on those discussions, the recommendations of the Compensation Committee and at the Board’s discretion, our Board of Directors or the Compensation Committee then, without members of management present, discusses and ultimately approves the compensation of our executive officers.

Annual Base Salary

Our named executive officers’ base salaries are reviewed periodically by our Board of Directors or the Compensation Committee. In March 2019, the Compensation Committee approved the following 2019 base salaries for our named executive officers, effective January 1, 2019.

Name	2019 Annual Base Salary

Martin Babler	$556,213

Dolca Thomas, M.D.	$428,400

David M. Goldstein, Ph.D.	$412,000

Annual Bonuses

We seek to motivate and reward our executives for achievements relative to our corporate goals and expectations for each fiscal year. Each named executive officer is eligible for an annual cash bonus, as a percentage of annual base salary, as determined by our Board of Directors based on performance toward pre-approved corporate goals. For 2019, the target bonus opportunity for each executive officer was as follows:

Name	2019 Target Bonus as a Percentage of Base Salary

Martin Babler	50%

Dolca Thomas, M.D.	35%

David M. Goldstein, Ph.D.	35%

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The actual performance-based annual bonus paid, if any, is calculated by multiplying the executive’s annual base salary, target bonus percentage, and the percentage attainment of the corporate goals established by the Board of Directors for such year. Our Board of Directors does not typically establish specific individual goals for our named executive officers. There is no minimum bonus percentage or amount established for the named executive officers and, as a result, the bonus amounts vary from year to year based on performance.

At the end of the year, the Board of Directors reviews our performance against the goal weightings assigned to each corporate goal and approves the extent to which we achieved each of our corporate goals. The Board of Directors may award a bonus in an amount above or below the amount resulting from the calculation described above, based on other factors that the Board of Directors determines, in its sole discretion following recommendation by the Compensation Committee, are material to our corporate performance and provide appropriate incentives to our executives, for example based on events or circumstances that arise after the original corporate goals are set.

The Board of Directors awarded bonuses to Mr. Babler, Dr. Thomas and Dr. Goldstein for 2019 as set forth in the chart below.

Name	2019 Annual Bonus

Martin Babler	$417,160

Dolca Thomas, M.D.	$224,910

David M. Goldstein, Ph.D.	$240,000

Long-Term Incentives

Our 2018 Equity Incentive Plan (the “2018 Plan”) authorizes us to make grants to eligible recipients of non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance stock awards, performance cash awards and other forms of stock awards. Prior to our IPO, we generally granted all equity awards pursuant to our 2008 Equity Incentive Plan, as amended from time to time, exclusively in the form of stock options. Since our IPO, all of our equity awards have been granted under our 2018 Plan in the form of stock options.

We do not have a standardized policy for granting annual equity awards to our named executive officers. Our executives generally are awarded an initial grant upon commencement of employment or upon significant promotion. Additional grants may occur periodically in order to incentivize, reward and retain executives as our Board of Directors or Compensation Committee determines appropriate, taking into consideration the executive’s aggregate equity holdings. We are thoughtful in the use of our equity pool and resulting dilution to our stockholders; our named executive officers are not guaranteed an equity award grant each year.

We award stock options on the date our Board of Directors or the Compensation Committee approves the grant. All options are granted with a per share exercise price equal to the closing market price of the Company’s common stock on the trading day immediately prior to the date of grant and have a term of no more than ten years from the date of grant, subject to earlier termination upon termination of the holder’s service with us. The shares subject to option grants generally vest over four years, with 25% of the shares vesting on the first anniversary of the vesting commencement date, and the remainder vesting in equal monthly installments thereafter, subject to the recipient’s continued service to us through each applicable vesting date.

On March 1, 2019, we awarded options to purchase 155,000 shares of common stock to Mr. Babler, at an exercise price of $35.42 per share. The shares underlying each of the options vest as to 25% of the shares one year from the date of grant, with the remainder vesting in 36 equal monthly installments thereafter, subject to

28.

Mr. Babler’s continued service through each applicable vesting date. Each option is subject to full acceleration of vesting if Mr. Babler’s employment is terminated by us without cause or by him for good reason on or within 12 months following a change in control of the Company in accordance with the terms of his change-in-control and severance agreement.

On March 1, 2019, we awarded options to purchase 60,000 shares of common stock to each of Drs. Thomas and Goldstein, at an exercise price of $35.42 per share. The shares underlying each of the options vest as to 25% of the shares one year from the date of grant, with the remainder vesting in 36 equal monthly installments thereafter, subject to the executive’s continued service through each applicable vesting date. Each option is subject to full acceleration of vesting if the executive’s employment is terminated by us without cause or by him or her for good reason on or within 12 months following a change in control of the Company in accordance with the terms of his or her change-in-control and severance agreement. In addition, Dr. Thomas’s option is subject to partial acceleration of vesting in the event her employment is involuntarily terminated not in connection with a change in control of the Company in accordance with the terms of her change-in-control and severance agreement.

EMPLOYMENT OFFER LETTERS WITH OUR NAMED EXECUTIVE OFFICERS

Below are written descriptions of our employment offer letters with each of our named executive officers. Each of our named executive officer’s employment is “at will” and may be terminated at any time. In addition, each of our named executive officers has executed a form of our standard proprietary information and inventions agreement. For a discussion of the severance pay and other benefits that may be provided in connection with a termination of service and/or a change in control under the arrangements with our named executive officers, please see “Potential Payments and Benefits upon Termination or Change in Control” below.

Employment Offer Letter with Mr. Babler

We entered into an employment offer letter with Mr. Babler in April 2011, setting forth the terms of his employment. As of January 1, 2019, Mr. Babler was entitled to an annual base salary of $556,213, which amount is subject to annual review by and at the sole discretion of the Compensation Committee of our Board of Directors. Mr. Babler is also eligible to earn an annual performance bonus based on the achievement of goals determined by our Board of Directors, in a specified percentage of his then-current annual base salary, which was 50% for 2019.

Employment Offer Letter with Dr. Thomas

We entered into an employment offer letter with Dr. Thomas in August 2018, setting forth the terms of her employment beginning in October 2018. As of January 1, 2019, Dr. Thomas was entitled to an annual base salary of $428,400, which amount is subject to annual review by and at the sole discretion of the Compensation Committee of our Board of Directors. Dr. Thomas is also eligible to earn an annual performance bonus based on the achievement of goals determined by our Board of Directors, in a specified percentage of her then-current annual base salary, which was 35% for 2019.

Employment Offer Letter with Dr. Goldstein

We entered into an employment offer letter with Dr. Goldstein in February 2011, setting forth the terms of his employment. As of January 1, 2019, Dr. Goldstein was entitled to an annual base salary of $412,000, which amount is subject to annual review by and at the sole discretion of the Compensation Committee of our Board of Directors. Dr. Goldstein is also eligible to earn an annual performance bonus based on the achievement of goals determined by our Board of Directors, in an amount determined by our Board of Directors, in a specified percentage of his then-current annual base salary, which was 35% for 2019.

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POTENTIAL PAYMENTS AND BENEFITS UPON TERMINATION OR CHANGE IN CONTROL

Mr. Babler

We entered into a change-in-control and severance agreement with Mr. Babler effective August 2018. If we terminate his employment other than for “cause” or he resigns for “good reason” in connection with or within 12 months following a change in control, and such termination is not due to his death or disability, subject to his delivery of an effective release of claims in favor of the Company and his continued compliance with his ongoing obligations to the Company, he is entitled to the following payments and benefits: (i) an amount equal to the sum of 18 months of his then-current base salary plus target bonus paid over 18 months following his termination or resignation date; (ii) reimbursement of the cost of his COBRA premiums necessary to continue his medical insurance coverage in effect for himself and his eligible dependents on his termination or resignation date for up to 18 months following his termination or resignation date; and (iii) accelerated vesting of all outstanding shares subject to unvested stock options or other equity awards then held by him as of immediately prior to his termination or resignation date.

If we terminate Mr. Babler’s employment other than for “cause” or he resigns for “good reason” prior to and not in connection with, or more than 12 months following, a change in control, and such termination is not due to his death or disability, subject to his delivery of an effective release of claims in favor of the Company and his continued compliance with his ongoing obligations to the Company, he is entitled to the following payments and benefits: (i) continuation of his base salary for 12 months after his termination or resignation date; and (ii) reimbursement of the cost of his COBRA premiums necessary to continue his medical insurance coverage in effect for himself and his eligible dependents on his termination or resignation date for up to 12 months following his termination or resignation date.

Dr. Thomas

We entered into a change-in-control and severance agreement with Dr. Thomas effective October 2018, that replaces and supersedes the severance and change in control benefits provided under Dr. Thomas’s employment offer letter. If we terminate her employment other than for “cause” or she resigns for “good reason” in connection with or within 12 months following a change in control, and such termination is not due to her death or disability, subject to her delivery of an effective release of claims in favor of the Company and her continued compliance with her ongoing obligations to the Company, she is entitled to the following payments and benefits: (i) an amount equal to the sum of 12 months of her then-current base salary plus target bonus, paid over 12 months following her termination or resignation date; (ii) reimbursement of the cost of her COBRA premiums necessary to continue her medical insurance coverage in effect for herself and her eligible dependents on her termination or resignation date for up to 12 months following her termination or resignation date; and (iii) accelerated vesting of all outstanding shares subject to unvested stock options or other equity awards then held by her as of immediately prior to her termination or resignation date.

If we terminate Dr. Thomas’ employment other than for “cause” or she resigns for “good reason” prior to and not in connection with, or more than 12 months following, a change in control, and such termination is not due to her death or disability, subject to her delivery of an effective release of claims in favor of the Company and her continued compliance with her ongoing obligations to the Company, she is entitled to the following payments and benefits: (i) continuation of her base salary for nine months after her termination or resignation date, plus, with respect to such a termination in any calendar year on or before the day any annual bonus is paid for that year, a pro-rated portion of her target annual bonus that corresponds to the number of days Dr. Thomas worked in that year; (ii) reimbursement of the cost of her COBRA premiums necessary to continue her medical insurance coverage in effect for herself and her eligible dependents on her termination or resignation date for up to nine months following termination; and (iii) accelerated vesting of all outstanding shares subject to unvested stock options or other equity awards then held by her as of immediately prior to her termination or resignation date that would have vested over the nine months following her termination or resignation date.

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Dr. Goldstein

We entered into a change-in-control and severance agreement with Dr. Goldstein effective August 2018. If we terminate his employment other than for “cause” or he resigns for “good reason” in connection with or within 12 months following a change in control, and such termination is not due to his death or disability, subject to his delivery of an effective release of claims in favor of the Company and his continued compliance with his ongoing obligations to the Company, he is entitled to the following payments and benefits: (i) an amount equal to the sum of 12 months of his then-current base salary plus target bonus paid over 12 months following his termination or resignation date; (ii) reimbursement of the cost of his COBRA premiums necessary to continue his medical insurance coverage in effect for himself and his eligible dependents on his termination or resignation date for up to 12 months following his resignation or termination date; and (iii) accelerated vesting of all outstanding shares subject to unvested stock options or other equity awards then held by him as of immediately prior to his termination or resignation date.

If we terminate his employment other than for “cause” or he resigns for “good reason” prior to and not in connection with, or more than 12 months following, a change in control, and such termination is not due to his death or disability, subject to his delivery of an effective release of claims in favor of the Company and his continued compliance with his ongoing obligations to the Company, he is entitled to the following payments and benefits: (i) continuation of his base salary for nine months after his termination or resignation date; and (ii) reimbursement of the cost of his COBRA premiums necessary to continue his medical insurance coverage in effect for himself and his eligible dependents on his termination or resignation date for up to nine months following his termination or resignation date.

Defined Terms Applicable to Executive Change in Control and Severance Agreements

Pursuant to the change-in-control and severance agreements, “Cause” means: (i) executive’s conviction (including a guilty plea or plea of nolo contendere) of any felony, or of any other crime involving fraud, dishonesty or moral turpitude; (B) executive’s commission or attempted commission of or participation in a fraud or act of dishonesty against the Company; (C) executive’s material violation of any written and fully executed contract or agreement between executive and the Company, including without limitation, material breach of the change-in-control and severance agreement or executive’s proprietary agreement, or of any Company policy, or of any statutory duty executive owes to the Company; or (D) executive’s conduct that constitutes gross insubordination or habitual neglect of duties, provided, however, that the action or conduct described in clause (C) above and this clause (D) will constitute “Cause” only if the action or conduct causes (or is reasonably expected to cause) harm to the Company and continues after our Board of Directors has provided executive with written notice thereof and 30 days opportunity to cure the same (provided that the Board of Directors is not obligated to provide such written notice and opportunity to cure if the action or conduct is not reasonably susceptible to cure). The determination that a termination is for Cause will be made by the Board of Directors in good faith.

Pursuant to the change-in-control and severance agreement, “Good Reason” for the executive’s resignation from employment with the Company will exist following the occurrence of any of the following events without executive’s written consent: (A) material reduction in executive’s duties (including responsibilities and/or authorities), provided, however, that a change in job position (including a change in title) will not be deemed a “material reduction” in and of itself unless executive’s new duties are substantially reduced from the prior duties (including, for Dr. Thomas only, the assignment of duties and responsibilities inconsistent with the position of Chief Medical Officer or removal of those duties and responsibilities inconsistent with the position of Chief Medical Officer or removal of those duties and responsibilities from Dr. Thomas as such duties and responsibilities are set forth in her employment offer letter); (B) relocation of executive’s principal place of employment to a place that increases executive’s one-way commute by more than 45 miles as compared to executive’s then current principal place of employment immediately prior to the relocation; (C) a reduction of at least 10% of executive’s gross base salary (unless pursuant to a salary reduction program applicable generally to

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the Company’s executive employees); (D) for Dr. Thomas only, a material breach of her offer letter by the Company; or (E) for Dr. Thomas only, any directive by the Company in conflict with her professional medical obligations or otherwise in violation of law or regulation provided, that any of the events described above will not constitute Good Reason unless executive delivers to the Company a notice of termination for Good Reason within 30 days (90 days for Dr. Thomas) after the initial existence of the circumstances giving rise to Good Reason, within 30 days following the receipt of the notice of termination for Good Reason the Company has failed to reasonably cure the circumstances giving rise to Good Reason, and executive terminates his or her employment within 30 days following the end of the cure period.

Pursuant to the change-in-control and severance agreements, “Change in Control” means any of the following: (A) a transaction or series of transactions (other than an offering of the Company’s common stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any person or related group of persons (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a person that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; provided, however, any change in the beneficial ownership of the securities of the Company as a result of a private financing of the Company that is approved by the Board of Directors will not be deemed to constitute a change in control; or (B) the consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (i) a merger, consolidation, reorganization, or business combination, or (ii) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions, or (iii) the acquisition of assets or stock of another entity, in each case other than a transaction (x) which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person the “successor entity”)) directly or indirectly, at least a majority of the combined voting power of the successor entity’s outstanding voting securities immediately after the transaction; and (y) after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the successor entity; provided, however, that no person or group will be treated as beneficially owning 50% or more of combined voting power of the successor entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.

Treatment of Equity Incentive Awards

All of the outstanding option awards held by the named executive officers provide that if, on or within 12 months following a change in control (as defined in the executive’s change in control agreement), his or her employment is terminated by the Company other than for cause (as defined in the executive’s change in control agreement), or by the executive for good reason (as defined in the executive’s change in control agreement), then all outstanding shares subject to the stock option will vest in full.

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OUTSTANDING EQUITY AWARDS AT 2019 FISCAL YEAR END

The following table shows for the fiscal year ended December 31, 2019, certain information regarding outstanding equity awards at fiscal year-end for our named executive officers.

	Option Awards(1)(2)
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)	Option Expiration Date
Martin Babler	7/3/2012	7/17/2012	50,795	-	1.91	7/2/2022
	10/24/2013	9/19/2013	100,728	-	3.00	10/23/2023
	6/27/2014	4/11/2014	110,085	-	3.18	6/26/2024
	12/26/2014	11/11/2014	83,004	-	4.72	12/25/2024
	7/21/2015	7/21/2015	60,546	-	5.00	7/20/2025
	12/14/2017	12/14/2017	57,794	57,796	7.27	12/13/2027
	8/24/2018	8/23/2018	62,381	124,763	11.35	8/23/2028
	3/1/2019	3/1/2019	-	155,000	35.42	2/28/2029
Dolca Thomas, M.D.	10/23/2018	10/22/2018	57,766	140,291	23.77	10/22/2028
	3/1/2019	3/1/2019	-	60,000	35.42	2/28/2029
David M. Goldstein, Ph.D.	10/24/2013	10/24/2013	14,447	-	3.00	10/23/2023
	6/27/2014	4/11/2014	16,513	-	3.18	6/26/2024
	12/26/2014	10/1/2014	13,210	-	4.72	12/25/2024
	12/26/2014	11/11/2014	8,807	-	4.72	12/25/2024
	7/21/2015	7/21/2015	15,412	-	5.00	7/20/2025
	3/15/2016	2/15/2016	21,099	918	5.00	3/14/2026
	12/14/2017	12/14/2017	17,338	17,339	7.27	12/13/2027
	8/24/2018	8/23/2018	14,678	29,356	11.35	8/23/2028
	3/1/2019	3/1/2019	-	60,000	35.42	2/28/2029

(1)

All of the outstanding option awards provide that if, on or within 12 months following a change in control (as defined in the executive’s change-in-control and severance agreement), his or her employment is terminated by the Company other than for cause (as defined in the executive’s change-in-control and severance agreement), or by the executive for good reason (as defined in the executive’s change-in-control and severance agreement), then all unvested shares subject to the stock option will vest in full. For additional discussion, please see the section above titled “Potential Payments and Benefits Upon Termination or Change in Control – Treatment of Equity Incentive Awards.”

(2)

All option awards issued to our named executive officers under the 2008 Plan are immediately exercisable upon grant as to unvested shares subject thereto, provided that any unvested shares issued upon exercise will be subject to repurchase by us at the original exercise price in the event the named executive officer terminates service with us prior to the vesting of such shares. While such options were immediately exercisable upon grant, only the vested shares subject to these options have been included in the column “Number of Securities Underlying Unexercised Options Exercisable”. The number of unvested shares subject to these options have been included in the column labeled “Number of Securities Underlying Unexercised Options Unexercisable.” Each option award vests over four years, with 25% of the shares vesting on the first anniversary of the vesting commencement date, and the remainder vesting in equal monthly installments thereafter. The vesting of each option award is subject to the executive’s continuous service with us through the applicable vesting date.

OTHER ELEMENTS OF COMPENSATION

Perquisites, Health, Welfare and Retirement Benefits

Our named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, and vision plans, in each case on the same basis as all of our other employees. We provide a 401(k) plan

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to our employees, including our current named executive officers, as discussed in the section below entitled “401(k) Plan.”

We generally do not provide perquisites or personal benefits to our named executive officers, except in limited circumstances. Our Board of Directors may elect to adopt qualified or non-qualified benefit plans in the future if it determines that doing so is in our and our stockholders’ best interests.

401(k) Plan

We maintain a defined contribution employee retirement plan, or 401(k) plan, for our employees. Our named executive officers are eligible to participate in the 401(k) plan on the same basis as our other employees. The 401(k) plan is intended to qualify as a tax-qualified plan under Section 401(k) of the Internal Revenue Code of 1986, as amended. The 401(k) plan provides that each participant may contribute up to the lesser of 100% of his or her compensation or the statutory limit, which was $19,000 for calendar year 2019. Participants who are 50 years or older can also make “catch-up” contributions, which in calendar year 2019 may be up to an additional $6,000 above the statutory limit. Although the 401(k) plan provides for discretionary matching employer contributions, we currently do not make such contributions to the 401(k) plan.

Nonqualified Deferred Compensation

We do not maintain nonqualified defined contribution plans or other nonqualified deferred compensation plans. Our Board of Directors may elect to provide our officers and other employees with non-qualified defined contribution or other nonqualified deferred compensation benefits in the future if it determines that doing so is in our and our stockholders’ best interests.

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DIRECTOR COMPENSATION

DIRECTOR COMPENSATION FOR FISCAL 2019

The following table shows for the fiscal year ended December 31, 2019 certain information with respect to the compensation of all non-employee directors of the Company. Mr. Babler, who is named executive officer in addition to being a director, did not receive any separate compensation for service in his capacity as a director, and accordingly he is not included in this table.

DIRECTOR COMPENSATION FOR FISCAL 2019

Name	Fees Earned or Paid in Cash(1)	Option Awards(2)(3)	Total
Alan B. Colowick, M.D., M.P.H.	$84,500	$219,494	$303,994
Dan Becker, M.D., Ph.D.	43,063	219,494	262,557
Simeon George, M.D., M.B.A.(4)	50,875	219,494	270,369
Shao-Lee Lin, M.D., Ph.D.	30,375	638,757	669,132
Patrick Machado	32,188	658,376	690,564
Shawn Tomasello	18,188	544,604	562,792

(1)

Our non-employee director compensation policy, as described below, became effective upon the closing of our initial public offering and was amended in April 2019. The amounts set forth in this column reflect the prorated cash fees to which each director is entitled under such policy for the fiscal year ended December 31, 2019.

(2)

The amounts reported do not reflect the dollar amounts actually received by our non-employee directors. Instead, in accordance with SEC rules, these amounts reflect the aggregate grant date fair value of each stock option granted to our non-employee directors during the fiscal year ended December 31, 2019, as computed in accordance with FASB ASC 718. Assumptions used in the calculation of these amounts are included in Note 10 to our audited consolidated financial statements, included in our Annual Report on Form 10-K for the year ended December 31, 2019. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Our non-employee directors who have received options will only realize compensation with regard to these options to the extent the trading price of our common stock is greater than the exercise price of such options.

(3)

The aggregate number of options outstanding at December 31, 2019 held by each director is as follows: Dr. Colowick (93,439); Dr. Becker (30,715); Dr. George (30,715); Dr. Lin (30,715); Mr. Machado (30,715) and Ms. Tomasello (20,475).

(4)

For Dr. George, the amount reported represents the amount of fees that he was entitled to receive. Pursuant to the terms of Dr. George’s employment with SR One, the fees received were passed directly to SR One.

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NARRATIVE TO DIRECTOR COMPENSATION TABLE

Under our non-employee director compensation policy, we pay each of our non-employee directors a cash retainer for service on our Board of Directors and for service on each committee on which the non-employee director is a member. The policy applies to each of our directors who is not an employee or an affiliate of our Company, which is currently all directors other than Mr. Babler. Pursuant to the policy, each non-employee director receives an annual cash retainer of $36,500 for serving as a member of our Board of Directors. Dr. Colowick receives an additional annual retainer of $30,000 for his services as Chair of our Board of Directors. The Chair and other members of each of the Audit, Compensation and Nominating and Corporate Governance Committees receive an additional retainer for such service, as follows:

	Member Annual Service Retainer	Chair Annual Service Retainer(1)
Audit Committee	$7,500	$15,000
Compensation Committee	5,000	10,000
Nominating and Corporate Governance Committee	4,000	8,000

(1)	Amounts reported are inclusive of the committee member annual service retainer.

All annual cash compensation amounts are payable in equal quarterly installments in arrears, on the last day of each fiscal quarter for which the service occurred. If a director serves less than 45 days in a given quarter, he or she receives half of the quarterly payment for that quarter.

We also reimburse our non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending our Board of Directors and committee meetings.

Each new non-employee director who joins our Board of Directors is granted a stock option to purchase 20,475 shares of common stock under our 2018 Plan, vesting monthly over three years from the grant date, subject to continued service as a non-employee director through the applicable vesting date.

In addition, on the date of each annual meeting of our stockholders, each non-employee director who continues to serve as a non-employee director of the Company following the meeting is granted a stock option to purchase 10,240 shares of common stock under our 2018 Plan, vesting monthly over one year from the grant date, subject to continued service as a non-employee director through the applicable vesting date.

The exercise price per share of each stock option granted under the non-employee director compensation policy is equal to the closing market price of the Company’s common stock on the trading date immediately prior to the date of grant. Each stock option has a term of ten years from the date of grant, subject to earlier termination in connection with a termination of the non-employee director’s continuous service with us.

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SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides certain information regarding our equity compensation plans in effect as of December 31, 2019:

	(a)	(b)	(c)

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of all outstanding options, warrants and rights	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders(1)	3,887,780	$18.38	2,366,393
Equity compensation plans not approved by stockholders	–	–	–
Total	3,887,780	$18.38	2,366,393

(1)

The number of shares remaining available for future issuance includes shares available under our 2018 Equity Incentive Plan, or 2018 Plan, and shares available under our 2018 Employee Stock Purchase Plan, or 2018 ESPP. As of December 31, 2019, a total of 390,552 shares remained available for future issuance under the 2018 ESPP. The maximum number of shares subject to purchase rights under the 2018 ESPP is a function of stock price and total employee contributions. As such, we cannot reasonably determine the number of shares subject to purchase rights as of December 31, 2019, and such shares are not reflected in the amount subject to rights outstanding.

The number of shares of common stock reserved for issuance under the 2018 Plan automatically increases on January 1 of each year through and including January 1, 2028, by 4% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board of Directors.

The number of shares of common stock reserved for issuance under the 2018 ESPP automatically increases on January 1 of each year through and including January 1, 2028, by the lesser of (a) 1% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year, (b) 500,000 shares of common stock or (c) a lesser number of shares determined by our Board of Directors.

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TRANSACTIONS WITH RELATED PERSONS

The following is a summary of transactions, since the beginning of our last fiscal year, to which we have been a participant, in which the amount involved exceeded or will exceed $120,000 and in which any of our directors, executive officers or holders of more than 5% of our common stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

PARTICIPATION IN PUBLIC OFFERING

In October 2019, we completed a registered public offering pursuant to which we issued and sold an aggregate of 8,625,000 shares of our common stock (including 1,125,000 shares sold pursuant to the underwriters’ full exercise of their option to purchase additional shares) at a public offering price of $28.00 for aggregate net proceeds to us of approximately $226.5 million after deducting underwriting discounts and commissions and estimated offering expenses. Entities affiliated with two of our Board members participated in the public offering. AI Biotechnology LLC, an affiliate of Dan Becker, purchased 535,000 share for a total purchase price of approximately $15 million. S.R. One, Limited, an indirect, wholly-owned subsidiary of GlaxoSmithKline plc and an affiliate of Simeon George, purchased 357,142 shares for a total purchase price of approximately $10 million. In addition, certain non-affiliated owners of more than 5% of our common stock participated in the public offering. Their respective share ownership as of February 29, 2020 is disclosed in this proxy statement under the heading “Security Ownership of Certain Beneficial Owners and Management.”

REGISTRATION RIGHTS

We are party to an investor rights agreement with those holders who held our common stock prior to our initial public offering, and those who held our convertible preferred stock prior to our initial public offering (all of which converted into common stock upon our initial public offering). Accordingly, certain of our directors and principal stockholders who held our securities prior to our initial public offering are parties to this agreement. This agreement provides for certain rights relating to the registration of their shares of common stock that were issued upon conversion of their convertible preferred stock. The registration rights will terminate three years following the completion of our initial public offering, or for any particular holder with registration rights, at such time when all securities held by that stockholder subject to registration rights may be sold pursuant to Rule 144 under the Securities Act during any 90-day period.

EMPLOYMENT ARRANGEMENTS AND EQUITY GRANTS

We have entered into employment agreements with certain of our executive officers. For more information regarding these arrangements, see the section titled “Executive Compensation-Employment Offer Letters With Our Named Executive Officers.” We have granted equity awards to our executive officers and certain members of our Board of Directors. For a description of these equity awards, see the sections titled “Executive Compensation” and “Director Compensation.”

INDEMNIFICATION AGREEMENTS

Our amended and restated certificate of incorporation (“Certificate of Incorporation”) contains provisions limiting the liability of directors, and our Bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. Our Certificate of Incorporation and Bylaws also provide our Board of Directors with discretion to indemnify our employees and other agents when determined appropriate by the Board of Directors. In addition, we have entered into an indemnification agreement with each of our directors and officers which requires us to indemnify them.

RELATED PERSON TRANSACTION POLICY

We have adopted a policy that our executive officers, directors, holders of more than 5% of any class of our voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing

38.

persons, will not be permitted to enter into a related-party transaction with us without the prior consent of the Audit Committee, or other independent members of our Board of Directors in the event it is inappropriate for the Audit Committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, principal stockholder or any of their immediate family members or affiliates, in which the amount involved exceeds $100,000 must first be presented to the Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, the Audit Committee will consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to, whether the transaction will be on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related-party’s interest in the transaction.

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HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process of eliminating duplicate copies, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Company stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials or other Annual Meeting materials, please notify your broker or the Company. If notifying the Company, direct your written request to Principia Biopharma Inc., Attn: Corporate Secretary, 220 East Grand Avenue, South San Francisco, California 94080 or contact our Corporate Secretary at (650) 416-7700. Stockholders who currently receive multiple copies of the Notice of Internet Availability of Proxy Materials or other Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

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OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Roy Hardiman

Roy Hardiman

Corporate Secretary

April 24, 2020

We have filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Stockholders can also access this proxy statement and our Annual Report on Form 10-K in electronic form in the “Financial Information” section of our investor relations website at https://ir.principiabio.com/financial-filings/sec-filings, or may request a paper copy using the assigned 12-digit Control Number (on the Notice) as follows:

Via Internet:	www.investorelections.com/PRNB
Via Telephone:	(866) 648-8133
Via E-mail:	paper@investorelections.com

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VIRTUAL ANNUAL MEETING OF STOCKHOLDERS OF PRINCIPIA BIOPHARMA INC.
Date: Thursday, June 4, 2020
Time: 9:00 A.M. Pacific Daylight Time
Place: Annual Meeting to be held virtually via live webcast. Please visit www.proxydocs.com/PRNB for more details.
Please make your marks like this:                Use dark black pencil or pen only
Our Board of Directors Recommends a Vote FOR each Nominee Listed Below in Proposal 1 and FOR Proposal 2.
1: Election of the following two Class II Director nominees:
Directors
For Withhold Recommend
01 Dan Becker, M.D., Ph.D.     For
02 Patrick Machado     For
For Against Abstain
2:    To ratify the selection of Ernst & Young LLP For
as our independent registered public
accounting firm for our fiscal year ending
December 31, 2020.
3:    To transact any other business as may
properly come before the meeting or any
adjournments or postponements thereof.
Authorized Signatures—This section must be completed for your Instructions to be executed.
Please Sign Above Please Date Above
Please Sign Above Please Date Above
Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.
Please separate carefully at the perforation and return just this portion in the envelope provided.
Virtual Annual Meeting of Principia Biopharma Inc. to be held on Thursday, June 4, 2020.
This proxy is being solicited on behalf of our Board of Directors.
VOTE BY:
Your vote must be received by 9:00 a.m. Pacific Daylight Time on June 4, 2020 to be counted.
INTERNET TELEPHONE
Go To     866-230-6364
www.proxypush.com/PRNB
• Enter your control number.    OR • Use any touch-tone telephone.
• Cast your vote online.     • Have your Proxy Card/Voting Instruction Form ready.
• View Meeting Documents at     • Follow the simple recorded instructions.
www.proxydocs.com/PRNB.    MAIL
• Complete, sign and date your Proxy Card/Voting Instruction Form.
• Detach your Proxy Card/Voting Instruction Form.
OR    • Promptly return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.
The undersigned hereby appoints Christopher Y. Chai, Roy Hardiman and Sara Klein, and each or any of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and any of them, to vote all the shares of common stock of Principia Biopharma Inc. which the undersigned is entitled to vote at said meeting and any adjournments or postponements thereof upon the matters specified and upon such other matters as may be properly brought before the meeting, conferring authority upon such true and lawful attorneys to vote in their discretion upon the matters specified and on such other matters as may properly come before the meeting and revoking any proxy heretofore given.
THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN PROPOSAL 1 AND FOR PROPOSAL 2, AND IN THE PROXIES’ DISCRETION ON ANY OTHER MATTER COMING BEFORE THE MEETING.
PROXY TABULATOR FOR PRINCIPIA BIOPHARMA INC. P.O. BOX 8016 CARY, NC 27512-9903

Please separate carefully at the perforation and return just this portion in the envelope provided.
Proxy — Principia Biopharma Inc.
Virtual Annual Meeting of Stockholders
Thursday, June 4, 2020 9:00 A.M. Pacific Daylight Time This Proxy is Solicited on Behalf of our Board of Directors
The undersigned appoints Christopher Y. Chai, Roy Hardiman, and Sara Klein (the “Named Proxies”) and each or any of them as proxies for the undersigned, with full power of substitution and revocation, to vote all the shares of common stock of a Delaware corporation (“the Company”), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held via live webcast on Thursday, June 4, 2020 9:00 A.M. Pacific Daylight Time and all adjournments and postponements thereof.
The purpose of the Annual Meeting is to take action on the following:
1. To elect two Class II directors each to serve a three-year term or until his respective successor is duly elected and qualified or his earlier resignation or removal;
2. To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020; and
3. To transact any other business as may properly come before the meeting or any adjournments or postponements thereof.
The two directors up for election under proposal 1 are: Dan Becker, M.D., Ph.D. and Patrick Machado.
The Board of Directors of the Company recommends a vote “FOR” both nominees for director and “FOR” proposal 2.
This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” both nominees for director under proposal 1 and “FOR” proposal 2. The proxies will vote in their discretion on any other business as may properly come before the meeting and any adjournment thereof.
You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendations. The Named Proxies cannot vote your shares unless you sign and return this card.
To attend the Annual Meeting of Principia Biopharma Inc. via live webcast, please visit www.proxydocs.com/PRNB for virtual meeting registration details.